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                                                                      EXHIBIT 15
November 15, 1999




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

      Re: Cleco Corporation on Form S-4 (Registration Nos. 2-79671, 33-10169, 33-38362 and 33-44663, and Form S-3 (Nos. 33-24895, 33-62950 and
            333-02895))

Commissioners:

We are aware that our report dated November 2, 1999 on our review of the interim financial information of Cleco Corporation and Cleco Utility Group Inc. as of September 30, 1999 and for the three-month and nine-month periods ended September 30, 1999 and 1998 included in this Form 10-Q is incorporated by reference in the above mentioned registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,


PricewaterhouseCoopers LLP


New Orleans, Louisiana